AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


                  Amendment to Stock Purchase Agreement (this "Amendment") dated as of September 24, 1998, by and between Questron Technology, Inc., a Delaware corporation ("Questron"), Fortune Industries, Inc., a Texas corporation ("Fortune") and the stockholders of Fortune listed on the signature pages hereto amending the Stock Purchase Agreement, dated as of June 12, 1998, and first amended on July 29, 1998 (the "First Amendment"), by and among Questron, Fortune and the stockholders of Fortune listed on Schedule 1.1 thereto (the "Agreement").

                                    RECITALS

                  WHEREAS, the parties have entered into the Agreement and the First Amendment (the Agreement and the First Amendment, collectively, the "Stock Purchase Agreement");

                  WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement in certain respects as set forth in this Amendment; and

                  WHEREAS, unless otherwise defined herein, capitalized terms shall have the same meanings herein as in the Stock Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Stock Purchase Agreement as follows:


                  1. Section 1.2 (a) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  The "Initial Purchase Price" will equal $13,014,174 payable as follows: (i) wire transfers (or certified checks) in an aggregate amount equal to $9,944,419 (which includes an adjustment of $523,614 for the Company's net profit as of March 31, 1998) plus the Initial Purchase Price Adjustment (as defined below) (said amount being hereinafter referred to as the "Initial Cash Consideration"); and (ii) delivery of 518,102 shares of Questron's common stock, par value $0.001 per share (the "Questron Common Stock"), which, based on an assumed price per share of $5.925, has a value equal to $3,069,754 (the "Initial Questron Common Stock"). The "Initial Purchase Price Adjustment" shall equal ninety percent (90%) of the Company's income before taxes (as determined in accordance with generally accepted accounting principles, consistently applied to the Company prior to Closing ("GAAP")) for the period from April 1, 1998 through the last day of the full calendar month preceding the

757678.2
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



Closing (as hereinafter defined) (the "Adjustment Period") less (i) all distributions declared and paid by the Company to any of its stockholders during such period, and (ii) as set forth on Schedule 1.2(a)(i), accruals for the employee bonuses to certain of the Company's employees and accruals for certain other expenses to be paid by the Company. On the one year anniversary of the Closing Date, Questron shall calculate the price (the "Anniversary Date Price") of the Questron Common Stock based on the average last reported sale price for the Questron Common Stock for the five (5) trading days ending on the third trading day immediately prior to the one year anniversary of the Closing Date. If the Anniversary Date Price is $4.50 or less, Questron shall deliver to the Sellers 164,065 shares of Questron Common Stock. If the Anniversary Date Price is greater than $4.50 and less than $5.925, Questron shall deliver to the Sellers the number of shares of Questron Common Stock equal to the difference between (i) the number of shares of Questron Common Stock having a value of $3,069,754 calculated on the basis of the Anniversary Date Price, and (ii) the Initial Questron Common Stock, up to a maximum of 164,065 shares of Questron Common Stock. If the Anniversary Date Price is $5.925 or greater, no additional shares will be issued. Any shares of Questron Common Stock issued on the one year anniversary of the Closing Date pursuant to this Section 1.2(a) are referred to herein as "Additional Questron Common Stock". The shares of Additional Questron Common Stock shall be allocated among the Accredited Investor Sellers in the same proportion as the shares of Initial Questron Common Stock are allocated among the Accredited Investor Sellers. The Initial Cash Consideration and the Initial Questron Common Stock shall be allocated among the Sellers as provided on Schedule 1.2(a)(ii). Only the Sellers who are identified on Schedule 1.2(a)(ii) as accredited investors (the "Accredited Investor Sellers") shall receive shares of the Initial Questron Common Stock and Additional Questron Common Stock."

                  2. Schedule 1.2(a)(ii) is amended and restated in its entirety as set forth on Exhibit A hereto.

                  3. Except to the extent each is expressly amended by the terms of this Amendment, all terms and conditions of the Stock Purchase Agreement and all other instruments and agreements executed thereunder or in connection therewith shall remain in full force and effect in accordance with their terms. This Amendment may be amended, supplemented or otherwise modified only by written instrument executed by the parties hereto.

                  4. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which shall constitute one and the same agreement, fully effective upon the execution of at least one counterpart by each party regardless of whether or not the execution by all parties shall appear on any single counterpart.

                  5. This Amendment shall become effective on September __, 1998



757678.2
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



                  IN WITNESS WHEREOF, Questron, Fortune and the stockholder of Fortune have caused this Amendment to be signed as of the day and year first above written.

QUESTRON TECHNOLOGY, INC.                        FORTUNE INDUSTRIES, INC.


By:                                              By:
     Name:                                           Name:
     Title:                                          Title:




                                                 ------------------------------
                                                 RICHARD E. HIX


                                                 ------------------------------
                                                 KYLE G. CROWLEY


                                                 ------------------------------
                                                 RICHARD E. BURKHARDT


                                                 ------------------------------
                                                 KENDALL P. CRAIG


                                                 ------------------------------
                                                 DOC. H. LANKFORD


                                                 ------------------------------
                                                 CHARLES E. GRALAPP


                                                 ------------------------------
                                                 GARY W. DRECHSEL





757678.2
                                       -3-

                                                 ------------------------------
                                                 MALCOLM TALLMON


                                                 ------------------------------
                                                 FLOYD MCLERRAN


                                                 ------------------------------
                                                 DEBORAH A. ALVIS


                                                 ------------------------------
                                                 ROBERT JOHNSON, JR.


                                                 ------------------------------
                                                 BARBARA J. WINDHAM










757678.2
                                       -4-

                            Fortune Industries, Inc.
                                                                       EXHIBIT A
                               Schedule 1.2(a)(ii)

Initial Purchase Price

                                                      Investor
Shareholders                            %              Status*               Cash                 Shares
------------------------------    --------------   ---------------   --------------------   ------------------
Crowley                                   2.4153          A                      $235,834              13,249
Burchardt                                 6.4926          A                       633,949              35,613
Craig                                     1.0388          A                       101,430               5,698
Lankford                                  4.9344          A                       481,803              27,066
Gralapp                                   1.9218                                  250,109
Tallmon                                   79.573          A                     7,769,646             436,476
Drechel                                   0.7661                                   99,702
McLerran                                  0.7531                                   98,010
Windham                                   0.4415                                   57,458
Hix                                       1.0129                                  131,821
Alvis                                     0.5012                                   65,227
Johnson                                   0.1493                                   19,430

                                                                     --------------------   ------------------
                                                                               $9,944,419              518,102
                                                                     ====================   ==================







---------------------
     * A means that such Seller is an accredited investor as such term is defined in Regulation D under the Act.



758637.1
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